EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of Cornerstone OnDemand, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of February 19, 2016.

PRAESIDIUM INVESTMENT MANAGEMENT COMPANY, LLC

By:	/s/ Kevin Oram
Name:	Kevin Oram
Title:	Managing Member

KEVIN ORAM

By:	/s/ Kevin Oram

PETER UDDO

By:	/s/ Peter Uddo

Annex A

Except as set forth below, there have been no transactions in the Common Stock by the Reporting Persons or, to the knowledge of the Reporting Persons, by any of the other persons named in Item 2 during the past sixty days.

During the past sixty days, inclusive of transactions effected through 4:00 p.m., New York City time, on February 18, the Reporting Persons effected the following purchases and sales of shares of Common Stock in open market transactions:

Trade Date	Settle Date	Amount Purchased/(Sold)	Price
12/11/2015	12/16/2015	77,735	35.25
12/18/2015	12/23/2015	80,000	34.10
12/21/2015	12/24/2015	8,651	34.10
12/21/2015	12/24/2015	12,390	34.11
2/2/2016	2/5/2016	253	31.18
2/11/2016	2/17/2016	150,000	23.62
2/11/2016	2/17/2016	100,000	24.54
2/12/2016	2/18/2016	300,000	25.31
2/16/2016	2/19/2016	52,200	24.90
2/18/2016	2/23/2016	155,000	25.22